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                                                                       EXHIBIT 1


                                IRREVOCABLE PROXY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, the undersigned is the registered owner of 2,350,000 shares of the capital stock of GREAT LAKES AVIATION, LTD., an Iowa corporation (the "Company"), said stock having heretofore been acquired from DOUGLAS G. VOSS (hereinafter referred to as "Douglas Voss"); and

     WHEREAS, the undersigned and Douglas Voss have undertaken performance of certain obligations under that certain Shareholder Buy-Sell Agreement by and between the undersigned and Douglas Voss dated June 28, 1996 (the "Agreement"); and

     WHEREAS, the undersigned has agreed to grant this irrevocable proxy to Douglas Voss; and

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the undersigned hereby agrees as follows:

     1. The undersigned does herewith, for herself, her heirs, successors and assigns, make, constitute and appoint Douglas Voss, with full power of substitution in the premises, as the agent, proxy and attorney of and for the undersigned, for and in the name of the undersigned to vote all shares of the capital stock of the Company owned by me, the undersigned herewith ratifying all that Douglas Voss may herewith lawfully do in accordance herewith. This Proxy shall be irrevocable without change or modification, and is coupled with an interest, the same to be in full force and effect and absolute until June 28, 2010.

     2. The Secretary of the Company shall recognize this Proxy upon delivery of a copy hereof and notice from Douglas Voss of his entitlement to exercise this Proxy. The

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Secretary of the Company shall for any reason in all respects recognize Douglas
Voss's right to exercise this Proxy as claimed.

     3. This Proxy shall be binding upon, and the terms and provisions contained herein shall inure to the benefit of, the undersigned and her heirs, legal representatives, successors and permitted assigns, as the case may be.

     IN WITNESS WHEREOF, the undersigned has caused this Proxy to be executed this 28 day of June, 1996.

IN THE PRESENCE OF:


/s/ illegible                      /s/ Gayle R. Voss
------------------------------     ---------------------------------
                                   Gayle R. Voss

/s/ Patti Yackle
------------------------------



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STATE OF IOWA       )
                    ) SS.
COUNTY OF EMMET     )


     BE IT KNOWN, that on this 28th day of June, 1996, there personally appeared before me Gayle R. Voss to me well known to be the person who executed the foregoing Irrevocable Proxy, being by me duly sworn, and under oath, did state that she executed the foregoing Irrevocable Proxy on her own behalf for the uses and purposes therein expressed.



                                             /s/ illegible
                                             ------------------------------
                                             Notary Public


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